As filed with the Securities and Exchange Commission on May 22, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WHOLE FOODS MARKET, INC.

(Exact name of Registrant as specified in its charter)

Texas	74-1989366
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

550 Bowie Street
Austin, Texas 78703
(512) 477-4455

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Whole Foods Market 2009 Stock Incentive Plan

Whole Foods Market 2007 Team Member Stock Purchase Plan

Whole Foods Market Growing Your Future 401(K) Plan

(Full title of the plans)

Glenda Chamberlain

Executive Vice President and Chief Financial Officer

Whole Foods Market, Inc.
550 Bowie Street
Austin, Texas 78703
(512) 477-4455

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bruce Hallett

Hallett & Perrin, P.C.

2001 Bryan Street, Suite 3900

Dallas, Texas 75201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value (2)	14,000,000 shares (1)(2)	$20.75 (3)	$290,500,000	$16,209.90

(1)                                  Consists of shares of common stock of Whole Foods Market, Inc. (the “Company”) issuable or purchased pursuant to the terms of the Whole Foods Market 2009 Stock Incentive Plan, Whole Foods Market 2007 Team Member Stock Purchase Plan and Whole Foods Market Growing Your Future 401(K) Plan (collectively the “Plans”).  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.

(2)                                  Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(3)                                  Estimated solely for purpose of calculating the registration fee.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference in this registration statement the following documents previously filed by us with the Securities and Exchange Commission (the “Commission”):

1.                                       Our Annual Report on Form 10-K for the year ended September 28, 2008, filed with the SEC on November 26, 2008;

2.                                       Our Quarterly Reports on Form 10-Q for the periods ended January 18, 2009 and April 12, 2009; and

3.                                       All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information and exhibits furnished and not filed with the SEC in accordance with SEC rules and regulations) from the date of this prospectus until the end of the offering of the securities sold pursuant to this prospectus.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Article 2.02-1 of the Texas Business Corporation Act, as amended, provides that a Texas corporation may indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.

Our Amended and Restated Articles of Incorporation provide that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty, provided that the liability of a director is not limited for (1) any breach of the director’s duty of loyalty to us or our stockholders, (2) acts or omissions not in good faith involving intentional misconduct or a knowing violation of law, (3) an act related to an unlawful stock repurchase or repayment of a dividend, (4) any transaction from which such director derived an improper personal benefit or (5) an act or omission for which the liability of a director is expressly provided by law.

Article VII of our Amended and Restated Bylaws provides, in general, that we shall indemnify our directors and officers under the circumstances defined under the Texas Business Corporation Act, as amended.

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We have obtained an insurance policy insuring our directors and officers against certain liabilities and expenses incurred by them in certain stated proceeding and under certain stated conditions, if any, that arise in connection with the performance of their duties on behalf of us and our subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

None

Item 8. Exhibits

Exhibit Number	Exhibits
5.1	Opinion of Hallett & Perrin, P.C.(1)
23.1	Consent of Ernst & Young LLP (1)
23.2	Consent of Hallett & Perrin, P.C. (included in Exhibit 5.1)(1)
24.1	Power of Attorney (included on signature page of this Registration Statement)(1)

(1) Filed herewith.

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Item 9. Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin and State of Texas on the 22nd day of May, 2009.

WHOLE FOODS MARKET, INC.

By:	/s/ Glenda Chamberlain
Glenda Chamberlain, Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints John Mackey and Glenda Chamberlain, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below and on May 22, 2009.

Name	Position	Date

/s/ John P. Mackey	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 22, 2009
John P. Mackey

/s/ Glenda Chamberlain	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 22, 2009
Glenda Chamberlain

/s/ Dr. John B. Elstrott	Director	May 22, 2009
Dr. John B. Elstrott

	Director	May 22, 2009
Gabrielle E. Greene

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/s/ Hass Hassan	Director	May 22, 2009
Hass Hassan

/s/ Stephanie Kugelman	Director	May 22, 2009
Stephanie Kugelman

/s/ Jonathan A. Seiffer	Director	May 22, 2009
Jonathan A. Seiffer

/s/ Morris J. Siegel	Director	May 22, 2009
Morris J. Siegel

/s/ Jonathan D. Sokoloff	Director	May 22, 2009
Jonathan D. Sokoloff

/s/ Dr. Ralph Z. Sorenson	Director	May 22, 2009
Dr. Ralph Z. Sorenson

/s/ William A. Tindell	Director	May 22, 2009
William A. Tindell

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 22, 2009:

WHOLE FOODS MARKET GROWING YOUR FUTURE 401(K) PLAN

By:    WHOLE FOODS MARKET, INC.,

Plan Administrator

By:	/s/ Glenda Chamberlain
Name: Glenda Chamberlain
Title: Executive Vice President

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